CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of Univest Corporation of Pennsylvania of our report dated January 19, 1996, included in the 1995 Annual Report to Shareholders (Exhibit 13) of Univest Corporation of Pennsylvania.




                                   /S/ERNST & YOUNG LLP



Philadelphia, Pennsylvania
January 19, 1996